UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 27, 2006


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                       000-22855                 95-4780218
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation                  File Number)           Identification No.)


       12224 Montague Street
            Pacoima, CA                                              91331
(Address of principal executive offices)                           (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 21, 2006, the creditors listed in the table below elected to convert their loans to American Soil Technologies, Inc. (the "Company") into shares of common stock of the Company at $0.25 per share. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the "Act") and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that each entity listed below is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through the entity's relationship with the Company.

                                                             Number of Shares of
Name of Creditor         Amount of Debt Converted            Common Stock Issued
----------------         ------------------------            -------------------
FLD Corporation               $1,010,650.28                      4,402,602
Diana Visco                      150,000.00                        600,000
Benz Disposal                     11,456.77                         45,828
                              -------------                      ---------
TOTAL                         $1,172,107.05                      5,048,430
                              =============                      =========

ITEM 7.01 REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1 is the Press Release issued the Company on September 27, 2006. Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is being furnished herewith:


    Exhibit No.                    Exhibit Description
    -----------                    -------------------
       99.1 Press release of American Soil Technologies, Inc., dated September 27, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 27, 2006             AMERICAN SOIL TECHNOLOGIES, INC.



                                      By: /s/ Carl P. Ranno
                                         ---------------------------------------
                                         Carl P. Ranno
                                         Chief Executive Officer, President, and
                                         Chief Financial Officer